                                                                    Exhibit 99.1

           (Information provided as of September 28, 2001 in response to Items 2 through 6 of Schedule 13D)
                      Executive Officers and Directors of
            Clal Industries and Investments Ltd. ("Clal Industries")
      Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel
      (citizenship the same as country of residence unless otherwise noted)


Name and Address         Position in Clal      Principal Occupation
----------------         ----------------      --------------------
                         Industries
                         ----------
Leon Recanati            Chairman of the Board  Chairman of the Board
3 Azrieli Center,                               and Chief Executive
Triangle Tower,                                 Officer of IDB Holding
Tel Aviv, Israel                                Corporation Ltd.
                                                ("IDBH")

Eliahu Cohen             Director               Director and Co-Chief
3 Azrieli Center,                               Executive Officer of
Triangle Tower,                                 IDB Development
Tel Aviv, Israel

Nahum Amit               Director               Advocate
112 Igal Alon Street
Tel Aviv, Israel

Richard Armon*           Director               Chairman of Gmul
9 Mahrel Street                                 Investment Co. Ltd.
Tel Aviv, Israel

Aviezer Chelouche        Director               Advocate
41 Beeri Street
Tel Aviv, Israel

Ariel Carasso            Director               Director of Moise Carasso
26 Rival Street                                 & Sons Ltd.
Tel Aviv, Israel

David Leviatan           Director               Director of Companies
18 Mendele Street
Herzelia, Israel

Dr. Liora Katzenstein    Director               President of ISEMI Israel
12A Meskin Street                               School of Enterprise
Tel Aviv, Israel                                Management & Innovation,
                                                branch of Swinburne
                                                University of
                                                Technologies (Australia)
                                                - Center for Innovation
                                                and Entrepreneurship
                                                World Network

                                           Page 19 of 33 pages


Name and Address         Position              Principal Occupation
----------------         --------              --------------------
Gurion Meltzer           Director              Management consultant and
44 Jabotinsky Street                           Lecturer at academic
Tel-Aviv, Israel                               institutes

Meir Shannie             President and Chief   President and Chief
3 Azrieli Center,        Executive Officer     Executive Officer
Triangle Tower,
Tel Aviv, Israel

Yecheskel Dovrat         Executive Vice        Executive Vice President
3 Azrieli Center,        President
Triangle Tower,
Tel Aviv, Israel

Yeoshua Agassi           V. P. Business
3 Azrieli Center,        Development
Triangle Tower,
Tel Aviv, Israel

Nitsa Einan              General Counsel       General Counsel
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Gil Milner               Controller            Controller
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Gonen Bieber**           VP of Finance Manager Finance Manager
3 Azrieli Center,
Triangle Tower, Tel
Aviv, Israel

Ofer Green               Special Assistant to  Special Assistant to the
3 Azrieli Center,        the CEO               CEO
Triangle Tower,
Tel Aviv, Israel

Doron Feinberg           Corporate Secretary   Corporate Secretary
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

                                           Page 20 of 33 pages


Name and Address         Position              Principal Occupation
----------------         --------              --------------------
Ilan Amit                Internal Auditor      Internal Auditor of  Clal
3 Azrieli Center,                              Industries and of subsidiaries
Triangle Tower                                 of the Clal Group
Tel Aviv, Israel

*     Mr. Armon is a dual citizen of Israel and Romania.
**    Mr. Bieber is a dual citizen of Israel and the Republic of Germany.







         Based on the information provided to the Reporting Persons, except as disclosed below, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D. In March 1997, Mr. Meir Shannie, pleaded guilty in the District Court in Jerusalem, Israel to a criminal charge of violating Israel's Restrictive Trade Practices Law in connection with an insurance cartel, and received a suspended sentence of ten months' imprisonment, which has lapsed, and a fine of New Israel Shekels 150,000 (approximately $37,500).

                                                             Page 21 of 33 pages